Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. § 1350, I, John S. Scott, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of PetroAlgae Inc. for the quarter ended June 30, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of PetroAlgae Inc.

/s/ John S. Scott
Name:	John S. Scott
Title:	Chairman and Chief Executive Officer
Dated:	August 16, 2010

This certification accompanies this Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.